CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To  the  Board  of  Directors
Lucy's  Cafe,  Inc.  dba  Lucy's  Place

As independent certified public accountants, we hereby consent to the use of our report dated February 22, 2002 with respect to the financial statements of Lucy's Cafe, Inc. dba Lucy's Place and our report dated March 8, 2002 with respect to the financial statements of Lucy's Caf , a sole proprietor, included in the Registration Statement on Form SB-2 and consent to the use of our name in the "Experts" section of this Registration Statement.


                           /s/ HANSEN,  BARNETT  &  MAXWELL
                          -----------------------------------

May  13,  2002
Salt  Lake  City,  Utah